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                                                                    EXHIBIT 10.6


                            LONG LANE MASTER TRUST

                  LONG LANE FLOATING RATE TRUST CERTIFICATES

                              PURCHASE AGREEMENT
                              ------------------

                               January 15, 1999


CMGI, Inc.
100 Brickstone Square
First Floor
Andover, MA 01810


     Long Lane Master Trust, a Delaware business trust (the "Trust" or "Issuer"), hereby agrees with you (sometimes referred to herein as the "Purchaser") as follows:

     Section 1.  The Certificates.  The Trust proposes to sell its Long Lane
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Trust Certificates, Series 1999-A (the "Certificates") which will be issued pursuant to an Amended and Restated Trust Agreement, dated as of January 14, 1997, as supplemented by a supplemental trust agreement relating to the Certificates, dated as of January 14, 1999 (together, the "Trust Agreement"), between BankBoston, N.A. (formerly The First National Bank of Boston), as grantor and Delaware Trust Capital Management, Inc., as owner trustee (the "Owner Trustee"). The Certificates are separately secured by an ISDA master swap agreement (the "Swap Agreement"), dated as of January 13, 1998 and a schedule and confirmation thereto, each dated as of January 15, 1999, with BankBoston, N.A. (the "Swap Counterparty") in favor of U.S. Bank Trust National Association, as indenture trustee (the "Indenture Trustee") under a trust indenture, dated as of January 13, 1998, as supplemented by an indenture supplement relating to such Series, dated as of January 14, 1999. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement.

     An Offering Memorandum, dated January 13, 1998 and an Offering Supplement, dated January 14, 1999 (together, the "Offering Memorandum"), have been prepared in connection with the sale of the Certificates. Copies of the Offering Memorandum have been delivered to you.

     Section 2.  Purchase of the Certificates.  Subject to the terms and
                 ----------------------------
conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to you and you agree to purchase, on January 20, 1999, or such other time as shall be mutually agreed upon (the "Closing Date"), Certificates in an aggregate principal amount set forth in Exhibit A attached hereto. The expected purchase price for the Certificates to be purchased by you (the "Purchaser's Certificates") shall be set forth in Exhibit A attached hereto. Payments shall include the purchase price plus, if such Purchase Price is not timely received by the Trust on the Closing Date, the cost of funds (as defined by the Trust) to the Trust from the Closing Date to the date payment is received.

     Section 3.  Payment and Delivery.  Payment and delivery of the Purchaser's
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Certificates shall take place on the Closing Date at such time and in such manner as shall be mutually agreed

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upon by the Purchaser and BancBoston Robertson Stephens Inc., as placement agent, on behalf of the Trust.

     Section 4.  Representations, Warranties and Covenants of the Purchaser.
                 ----------------------------------------------------------
This Agreement is made with you in reliance upon your representations, warranties and covenants to the Trust as follows:

     (a) You represent and warrant to the Trust that you understand that the Purchaser's Certificates have not been registered under the 1933 Act, in reliance upon the exemption provided in Section 4(2) of such Act, or the securities or "Blue Sky" laws of any state, and you hereby covenant and agree that you will not sell or otherwise transfer the Purchaser's Certificates or any part thereof without registration under the 1933 Act or pursuant to an exemption therefrom and except upon compliance with the provisions hereof and with the applicable provisions of the Trust Agreement, including obtaining and transmitting to the Owner Trustee copies of certain documents in the form contemplated by the Trust Agreement. You represent and warrant to the Trustee that you fully understand and agree that you must bear the economic risk of the purchase of the Purchaser's Certificates for an indefinite period of time.

     (b) You represent and warrant to the Trust that you are acquiring the Certificates purchased by you for your own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which you exercise sole investment discretion.

     (c) You represent and warrant to the Trust that you are either an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act) or a "qualified institutional buyer" (as defined in Rule 144A promulgated under the 1933 Act) and have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of your investment in the Certificates, and you and any accounts for which you are acting are each able to bear the economic risks of your or their investment.

     (d) You represent and warrant to the Trust that you understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Trust Agreement, and you agree to be bound by and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     (e) You represent and warrant to the Trust that with respect to any proposed resale of any Certificates, you will furnish to the Trustee such certificates, legal opinions and other information as the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. You further warrant and represent that the Certificates purchased by you will bear a legend to the foregoing effect.

     (f) You represent and warrant to the Trust that neither the Trustee nor any person acting on the Certificateholder's or the Trustee's behalf has made any representations concerning the offer and sale of the Certificates, except as set forth in the Offering Memorandum.

     (g) You represent and warrant to the Trust that if you are acquiring any of the Certificates as fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and that you have full power to make the foregoing acknowledgements, representations and agreements with respect to each such account.

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     (h)  You represent and warrant to the Trust that you are duly authorized to enter into and have duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation enforceable against you in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

     Section 5.  Separability Clause.  Any part, representation, or warranty of
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this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 6.  Miscellaneous.  This Agreement is to be governed by, and
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construed in accordance with, the laws of the State of New York; it may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 7.  Owner Trustee.  Delaware Trust Capital Management, Inc. is
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executing this Agreement solely in its capacity as trustee under the Trust
Agreement and Delaware Trust Capital Management, Inc. shall incur no personal liability in connection herewith except by reason of its own gross negligence, willful misconduct or negligence in the handling of funds.

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     If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to the Trustee whereupon this Agreement shall become a binding agreement between you and the Trustee.

                                      Very truly yours,



                                      LONG LANE MASTER TRUST

                                       By:  Delaware Trust Capital
                                             Management, Inc., not
                                             in its individual capacity
                                             but solely as Owner Trustee



                                      By:  ______________
                                             Name:
                                             Title:



Accepted and Agreed:

CMGI, INC.


By:   /s/ Andrew J. Hajducky
     ------------------------
       Name: Andrew J. Hajducky
       Title:

       Date: January 15, 1999


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                                   EXHIBIT A
                                   ---------


Aggregate principal amount of Certificates                    $198,000
to be purchased:


Purchase price:                                                    100%

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